FM ENERGY LLC
                                 7827 BERGER AVE
                             PLAYA DEL RAY, CA 90298
                                 (310) 823-7495



November 2, 1998


Board of Directors
Colorado Wyoming Reserve Company
1801 Broadway, Suite 600
Denver, CO  80202

Re:     Offer to Purchase
        Lake Darling Prospect
        Renville Co., ND

Gentlemen:

FM Energy LLC ("FM LLC") hereby offers to purchase all of Colorado Wyoming Reserve Company's ("CWRC") one hundred percent (100%) interest in and to the Mustang Oil Company and CRWC properties including the leasehold, wells, fixtures, personal property and equipment located on the leasehold or used in connection with the operation of any well, including any other rights and interests appurtenant or incident to the foregoing (hereinafter referred to as "Properties"), further described on Exhibit "A" Attached hereto.

As consideration for the Properties, FM LLC shall deliver the following to CWRC:

        (1) Fifty thousand dollars ($50,000.00) in the form of a cashiers check or a wire transfer to presented to CWRC at the time of closing.

        (2) All past due compensation to Kim Fuerst for his services as President of CWRC for the months of June, July, August, September and October, 1998, totaling Fifty Thousand Dollars ($50,000.00) shall be considered paid in full to Kim Fuerst.



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Colorado Wyoming Reserve Company
Page 2
November 2, 1998


        (3) An extension past the previously due date of October 31, 1998, until November 30, 1998, of the loan repayment date for the "Bridge Loan" granted by Jim Moore to CWRC in the amount of $120,000.00.

Additionally, FM LLC agrees to make the purchase subject to the following:

        (1) That certain Contract Operator Agreement and Operating Agreement entered into March 13, 1998 between CWRC and S T Oil Company ("STOC"), which appoints STOC as its managing agent and attorney-in-fact to act in CWRC's name and to serve as operator of record of the Properties, and which entitles STOC to a Five Percent (5.00%) working interest in the Leases and Wells, at payout, being further defined in the referenced Contract Operator Agreement.

        (2) STOC's approval of the assignment of CRWC's rights and obligations created in the aforementioned Contract Operator Agreement and Operating Agreement dated March 13, 1998.

        (3) That certain Consulting Agreement dated October 16, 1997, between CWRC and Trinity Petroleum Exploration, Inc. ("TPE") whereby TPE is entitled to a ten percent (10%) leasehold working interest in and to all the Properties, said interest to be free of the costs of drilling, plugging and abandoning or completing any wells drilled thereon through the tanks, which interest shall automatically increase to an undivided twenty percent (20%) leasehold working interest at Payout, being further defined in the referenced agreement.

        (4) CWRC shall not warrant title nor fitness of the equipment. The Properties shall be delivered in their "as is, where is" condition, including environmental liabilities, known or unknown.

        (5) Following closing, FM LLC agrees to assume responsibility for and indemnify CWRC against all claims relating to the Properties, including without limitation, all claims relating to the plugging, abandonment and reclamation of all Wells.

        (6) Following acceptance of this letter by the parties hereto, FM LLC and CRWC enter into a mutually acceptable Sale and Purchase Agreement, more particularly setting forth the terms and conditions of this transaction.



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Colorado Wyoming Reserve Company
Page 3
November 2, 1998


        If the foregoing is acceptable to you, please so indicate by executing below.

Very truly yours,

FM Energy LLC


By:  /S/ KIM FUERST                         By: /S/ JAMES E. MOORE
   ---------------------------------           --------------------------------
        Kim Fuerst                                 James E. Moore
        Co-Chairman                                Co-Chairman


Agreed to and accepted by

COLORADO WYOMING RESERVE COMPANY


By /S/ FAISAL CHAUDHARY
  ----------------------------------
Faisal Chaudhary
Secretary and Director